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EN POINTE TECHNOLOGIES, INC.
STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
EXHIBIT 11.2
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


                                                      Three Months Ended      Nine Months Ended
         PRIMARY                                           June 30                 June 30
(in thousands, except per share data)                 ------------------      -----------------
                                                        1997      1996          1997     1996
                                                      --------  --------      --------  -------
Net income                                            $ 1,461   $   459       $ 3,972   $ 1,843
                                                      -------   -------       -------   -------
                                                      -------   -------       -------   -------

Basis for computation of primary earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period                               5,693     4,617         5,669     3,683

Weighted average (incremental) common
share equivalents after considering the effects
of options and warrants, exercised and
canceled during the period and after assumed
repurchase of treasury shares                              92       139           163       139
                                                      -------   -------       -------   -------

Total weighted average shares                           5,785     4,756         5,832     3,822
                                                      -------   -------       -------   -------
                                                      -------   -------       -------   -------

Earnings per share                                    $  0.25   $  0.10       $  0.68   $  0.48
                                                      -------   -------       -------   -------
                                                      -------   -------       -------   -------

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

                                                      Three Months Ended      Nine Months Ended
         FULLY DILUTED                                     June 30                 June 30
(in thousands, except per share data)                 ------------------      -----------------
                                                        1997      1996          1997     1996
                                                      --------  --------      --------  -------
Net income                                            $ 1,461   $   459       $ 3,972   $ 1,843
                                                      -------   -------       -------   -------
                                                      -------   -------       -------   -------

Basis for computation of primary earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period                               5,693     4,617         5,669     3,683

Weighted average (incremental) common
share equivalents after considering the effects
of options and warrants, exercised and
canceled during the period and after assumed
repurchase of treasury shares                              92       139           163       139
                                                      -------   -------       -------   -------

Total weighted average shares                           5,785     4,756         5,832     3,822
                                                      -------   -------       -------   -------
                                                      -------   -------       -------   -------

Earnings per share                                    $  0.25   $  0.10       $  0.68   $  0.48
                                                      -------   -------       -------   -------
                                                      -------   -------       -------   -------
